8-K 1 d8k.htm FORM 8-K

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT PURSUANT

TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): June 30, 2006

WESTLAND DEVELOPMENT CO., INC.

(Exact Name of Registrant as Specified in Its Charter)

New Mexico

(State or Other Jurisdiction of Incorporation)

0-7775	85-0165021
(Commission File Number)	(IRS Employer Identification No.)

401 Coors Blvd., NW Albuquerque, New Mexico	87121
(Address of Principal Executive Offices)	(Zip Code)

(505) 831-9600

(Registrant’s Telephone Number, Including Area Code)

N/A

(Former Name or Former Address, if Changed Since Last Reports)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☒	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01	Other Events.

On June 6, 2006, Westland Development Co., Inc. (“Westland”) received a new proposal from SunCal Companies (“SunCal”) to acquire all outstanding shares of Westland common stock for $308.00 per share, a 1% increase over the price agreed upon in the Amended and Restated Agreement and Plan of Merger entered into between Westland and SHNM Acquisition Corp. (“SHNM”) on June 5, 2006 (the “SHNM Merger Agreement”). SunCal’s offer also proposed a structure through which the current Westland shareholders could participate in a portion of the benefits, if any, from future exploration for oil, gas and other minerals that might be found on Westland’s lands. On June 13, 2006, Westland’s board of directors determined that the SunCal proposal was an "Acquisition Proposal" as defined in the SHNM Merger Agreement and informed SHNM of that decision.

On June 26, 2006, Westland’s board of directors received a second letter from SunCal, and on June 30, 2006 Westland received additional materials from SunCal, formally offering (the “SunCal Offer”) to acquire, through a merger with SCC Acquisition Corp., a subsidiary of SunCal (“SCC”), all of the outstanding shares of Westland’s common stock at a price of $315.00 per share, a 3% increase to the price agreed upon in the SHNM Merger Agreement, and proposing that upon closing Westland would convey 100% of all rents, royalties and other benefits under Westland's existing oil and gas leases and 50% percent of all mineral rights, including oil and gas, owned by Westland to a New Mexico limited liability company to be named Atrisco Oil & Gas LLC, to be owned pro rata by the current Westland shareholders in the same percentages that they now own in Westland. The balance of the SunCal offer was nearly identical to the terms of the SHNM Merger Agreement with certain changes.

On June 30, 2006, after a review of the terms of the SunCal Offer and consultation with Westland’s counsel, Westland’s board of directors determined that the SunCal Offer was a “Superior Proposal” (as that term is defined in Section 6.7 of the SHNM Merger Agreement) and so informed SHNM.

Westland and SHNM have agreed that if SHNM does not agree to revise the SHNM Merger Agreement in a manner such that the SCC Offer would no longer be considered a “Superior Proposal” by the close of Westland’s business at 5:00 p.m. on July 17, 2006, Westland may terminate the SHNM Merger Agreement and Westland will be free to enter into a definitive agreement with SCC, subject to the payment of the requisite termination fee and return of amounts deposited with Westland pursuant to the SHNM Merger Agreement.

Westland’s press release relating to the SunCal Offer is attached as Exhibit 99.1 hereto and incorporated herein by this reference.

Forward Looking Statements

Statements about the expected timing, completion and effects of a merger and all other statements in this filing other than historical facts constitute forward-looking statements within the meaning of the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. Readers are cautioned not to place undue reliance on these forward-looking statements and any such forward-looking statements are qualified in their entirety by reference to the following cautionary statements. All forward-looking statements speak only as of the date hereof and are based on current expectations and involve a number of assumptions, risks and uncertainties that could cause the actual results to differ materially from such forward-looking statements. Westland may not be able to complete any merger because of a number of factors, including the failure to obtain shareholder approval or the failure to satisfy other closing conditions.

Item 9.01.	Financial Statements and Exhibits.

(c) Exhibits.

Exhibit No.	Description

99.1	Press Release dated July 5, 2006.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

WESTLAND DEVELOPMENT CO., INC.

Dated: July 5, 2006	By:	/S/ Barbara Page
Barbara Page
	Title:	President and C.E.O.

EXHIBIT INDEX

Exhibit No.	Description

99.1	Press Release dated July 5, 2006.